EXHIBIT 99.1

MGP Ingredients Shares Progress of Strategic Business Transformation at Stockholders' Meeting; Announces Anticipated Positive Turnaround in Fiscal 2010 First Quarter Earnings Performance

ATCHISON, Kan., Oct. 22, 2009 (GLOBE NEWSWIRE) -- MGP Ingredients, Inc. (Nasdaq:MGPI) today held its annual meeting of stockholders in Atchison. The meeting was opened by John Speirs, who succeeded Ladd Seaberg as chairman of the company's Board of Directors this past August, and was followed by a business overview provided by Tim Newkirk, president and chief executive officer.

In his introductory remarks, Speirs stated: "Fiscal 2009 was the most difficult period in the 68-year history of MGPI. However, our transformation has occurred and our future looks bright. Many difficult actions are behind us now and we look forward to executing our new, more focused strategies for growth." Speirs also expressed gratitude to fellow directors for "their confidence in my role as board chairman," and paid tribute to his predecessor, Ladd Seaberg, for his 40 years of "outstanding service and contributions to the company."

During his portion of the presentation, Newkirk announced that "As we previewed our fiscal 2009 fourth quarter earnings, the results are paying off. I am pleased to report that our preliminary results for our first quarter of fiscal 2010 are continuing this trend and, in fact, are expected to show a significant positive turnaround compared to the net loss of $17.2 million incurred in the same period a year ago and compared to the net loss of $2.9 million that we incurred in the fourth quarter of fiscal 2009."

Newkirk prefaced that announcement by stating, "We believe MGP Ingredients will be fully immersed in a value-added strategy, focused on driving innovation for our client partners, and producing an improved, more consistent margin mix with targeted gross margins in the 15 percent range as a percent of sales. Our actual results could differ from this forward-looking statement, as there are many factors that impact gross margin, such as product mix, raw material costs, energy costs, etc. and, as such, actual results will differ from our target. Nevertheless, this represents quite a change from the widely variable margins from the historical MGPI."

Earlier in his presentation, Newkirk highlighted key actions, strategies and objectives related to MGPI's recent business transformation. Summarizing those highlights, he stated: "Our corporate transformation over the past three years, and especially during this past fiscal year, has been no small feat. For our part, we pledged to take action in order to create a more focused company -- one with a sustainable competitive advantage. We have purposely narrowed our focus and streamlined our business operations to build market share and scale in our served segments of the consumer packaged goods industry. From a financial point of view, we set out to generate more cash while reducing risk. Our progress includes a number of key milestones, including the following: 1) We improved the profit profile of our sales mix by focusing on our specialty proteins and starches and high quality food grade alcohol. At the same time, we eliminated a considerable amount of commodity risk on the sales side through a significant reduction in fuel grade alcohol; and 2) We lowered the total cost of production. Our raw material costs have gone down and initiatives to improve productivity are proving successful. We disposed of non-core assets and related liabilities, with total assets reduced by more than one-third, and we created a customer-focused sales organization. We currently have more customer projects in the development pipeline than ever before.

"Over the past year, we also implemented a series of organizational changes. For example, we created a position of VP of Supply Chain Operations to oversee all manufacturing-related processes from the acquisition of raw materials through the production, packaging, warehousing and delivery of MGPI's value-added protein, starch and alcohol products. Additionally, all product development and commercialization activities were brought under one roof, whereas before these functions had essentially been managed independent of one another."

Reviewing other changes, Newkirk added: "We also ratified a new collective bargaining unit agreement with Local 74D of the United Food and Commercial Workers (UFCW) union. The agreement, which covers approximately 100 union employees at the company's Atchison plant, extends through August 31, 2014, making it the first five-year contract we have had with the local. We also entered into a new banking relationship with Wells Fargo Bank National Association. This provides a $25 million line of credit subject to borrowing base limitations, and will supply our operating cash needs in the current fiscal year."

Commenting on health and wellness trends, Newkirk said, "We have exciting growth potential in ingredients with our key food technology platforms of resistant starches, specialty proteins and textured proteins. MGPI is a well-known name in dietary fiber, one of the top nutritional benefits sought by today's consumers. Our Fibersym(R) RW is an innovative resistant wheat starch that delivers a minimum 85 percent dietary fiber (dry basis), produces low glycemic impact, reduces caloric intake and provides convenience and better process stability for the finished goods manufacturer. This is a perfect technology fit for flour-based foods such as cereals, bread, pizza dough, nutritional bars, cookies and a wide array of other bakery products. In addition, results of recent clinical studies conducted by, or in conjunction with various major universities indicate that our Fibersym(R) RW can improve digestive health, help manage blood glucose levels in healthy individuals and Type 2 diabetics, and may have the potential to help protect against colon cancer. While additional studies are underway, we are very encouraged and excited by the universal potential of Fibersym(R) as a healthy source of fiber."

Newkirk noted that the company's innovative resistant starch line also includes FiberRite(R) RW, which has applications in a wide variety of processed foods, including sauces, salad dressings and frozen dairy treats, as well as bakery products. "Among the major benefits of our resistant starches is that they do not require a major change in finished product formulations, and provide desired sensory as well as nutritional and functional qualities," he said. "Although our attention has been focused on flour-based foods, we are actively exploring new opportunities that cover a much broader range of applications."

Regarding the future of MGPI, Newkirk stated that, "growing sales of our products that bring added value to customers in the branded packaged goods industry should result in improved and more consistent profitability. There is more science driving our commercialization process today, and there is greater accountability for producing results. These changes in how we now approach the marketplace are strong indicators of how far we have come since the start of a very difficult and challenging fiscal 2009. More importantly, they are reflective of our potential to make even greater progress going forward. As we look ahead in fiscal 2010, there are three main areas of focus: 1) Improving our profit margins through a combination of a sales mix and manufacturing productivity; 2) Generating organic growth by executing our sales development programs; and 3) Expanding our pipeline of new business opportunities by deepening our existing customer relationships."

About MGP Ingredients

In business since 1941, MGP Ingredients, Inc. is a recognized pioneer in the development and production of value-added, grain-based starches, proteins and food grade alcohol products for the branded packaged goods industry. The company has facilities in Atchison, Kan., Pekin, Ill., and Onaga, Kan. that are equipped with the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements as well as historical information. Forward-looking statements are usually identified by or are associated with such words as "intend," "plan", "believe," "estimate," "expect," "anticipate," "hopeful," "should," "may," "will", "could" and or the negatives of these terms or variations of them or similar terminology. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. They reflect management's current beliefs and estimates of future economic circumstances, industry conditions, company performance and financial results and are not guarantees of future performance. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) our ability to manage our cash flows, (ii) our ability to find a strategic alternative for our Pekin, Illinois, facility on a timely basis, (iii) the ability to maintain compliance with all applicable loan agreement covenants, (iv) the availability and cost of grain and fluctuations in energy costs, (v) competitive environment and related market conditions, (vi) our ability to realize operating efficiencies, (vii) the effectiveness of our hedging programs, (viii) and actions of governments. For further information on these and other risks and uncertainties that may affect the company's business, see Item 1A. Risk Factors in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

CONTACT:  MGP Ingredients, Inc.
          Steve Pickman
          913-367-1480